SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM 8-K/A

                    Current Report Pursuant to Section 13 or
                       15(d) of The Securities Act of 1934


       Date of Report (Date of earliest event reported): March 6, 2002
                               (December 21, 2001)



                                  EQUITEX, INC.
                                ----------------
             (Exact name of registrant as specified in its charter)


Delaware                             0-12374                          84-0905189
--------------------------------------------------------------------------------
(State or other                    (Commission                  (I.R.S. Employer
 jurisdiction of                   File Number)              Identification No.)
 incorporation)





              7315 EAST PEAKVIEW AVENUE, ENGLEWOOD, COLORADO 80111
 -------------------------------------------------------------------------------
               (Address of principal executive offices)(Zip Code)


       Registrant's telephone number, including area code: (303) 796-8940




             ------------------------------------------------------
              (Former name or former address, if changed since last
                                    report.)

Item 2. Acquisition or Disposition of Assets

         As described in the Registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on January 7, 2002 (the "Initial 8-K"), On December 21, 2001, Equitex completed the acquisition of 100% of the capital stock of Chex Services, Inc.

Item 7. Financial Statements and Exhibits

         (a)      FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.

         Pursuant to paragraph (a)(4) of Item 7 of Form 8-K, the attached financial statements were omitted from the disclosure contained in the Initial 8-K. Attached hereto are the audited financial statements of Chex Services, Inc. for the years ended December 31, 2000 and 1999 along with unaudited financial statements for the nine month periods ended September 30, 2001 and 2000.

         (b)      PRO-FORMA FINANCIAL INFORMATION.

         Pursuant to paragraph (b)(2) of Item 7 of Form 8-K, the following pro forma financial information was omitted from the disclosures contained in the Initial 8-K. Attached hereto are the unaudited pro forma condensed consolidated balance sheet as of September 30, 2001, the unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2000, and the unaudited pro forma condensed consolidated statement of operations for the nine months ended September 30, 2001, reflecting the acquisition of Chex Services, Inc., and including the notes to the unaudited pro forma financial statements.

         (c)      EXHIBITS

         Exhibit Number                     Exhibit
         --------------                     -------

         None

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           EQUITEX, INC.

Date: March 6, 2002

                                           By:/s/Thomas B. Olson
                                              -----------------------------
                                              Secretary

                    UNAUDITED PRO FORMA FINANCIAL INFORMATION

On August 31, 2001, Equitex, Inc. (the "Registrant", or the "Company") signed a definitive agreement to acquire Chex Services, Inc. ("Chex"), the effectiveness of which was subject to the completion of certain final closing documents and other customary pre-closing conditions. On November 30, 2001, Equitex closed the acquisition of Chex into escrow pending the execution of certain remaining documents required for closing, which subsequently occurred on December 21, 2001, at which time the Company signed an amended Stock Purchase Agreement (the "Agreement").

Pursuant to the Agreement, effective December 1, 2001, Equitex acquired all the outstanding common stock of Chex in exchange for 1,992,000 shares of the Company's common stock valued at $10,119,000, in a transaction accounted for as a purchase. The purchase method of accounting conforms the accounting policies followed by the consolidated entities. There were no significant accounting policy differences or other items which required adjustment in the accompanying unaudited pro forma consolidated financial statements. In conjunction with the Agreement, the Company entered into an employment incentive agreement with the president of Chex in which the Company granted him a warrant to purchase up to 730,000 shares of the Company's common stock at an exercise price of $3.85 per share, which was the quoted market price of the Company's common stock at the date the warrant was granted. The warrant is exercisable for a four-year period beginning December 1, 2001.

Chex, incorporated in Minnesota in July 1992, is a financial services company that provides check cashing services, automated teller machine and credit card advances to customers primarily at Native American-owned gaming establishments.

The accompanying unaudited condensed pro forma consolidated balance sheet gives effect to the acquisition as if it had been consummated on September 30, 2001. The accompanying unaudited condensed pro forma consolidated statements of operations for the nine months ended September 30, 2001, and the year ended December 31, 2000, give effect to the acquisition as if it had been consummated on January 1, 2001, and January 1, 2000, respectively.

The pro forma consolidated statement of operations for the year ended December 31, 2000, also reflects the distribution of certain assets of Equitex, net of certain related liabilities, to Equitex 2000, Inc. and the acquisition (recorded as a reverse acquisition) of all of the outstanding common shares of Key Financial Systems, Inc. ("Key") and Nova Financial Systems, Inc. ("Nova"), companies under common control with nearly an identical ownership structure. These transactions occurred on August 6, 2001, as disclosed in a Form 8-K filed with the Securities and Exchange Commission (SEC) on August 21, 2001.

The unaudited pro forma consolidated financial statements should be read in conjunction with the historical financial statements of Chex (included herein) as well as those of the Company. The unaudited pro forma consolidated financial statements do not purport to be indicative of the financial position or results of operations that would have actually been obtained had such transactions been completed as of the assumed dates and for the periods presented, or which may be obtained in the future. The pro forma adjustments are described in the accompanying notes and are based upon available information and certain assumptions that the Company believes are reasonable.

A preliminary allocation of the purchase price of Chex has been made to major categories of assets and liabilities in the accompanying pro forma financial statements. The actual allocation of the purchase price and the resulting effect on income (loss) from operations may differ significantly from the pro forma amounts included herein. The pro forma adjustments represent the Company's preliminary determination of purchase accounting adjustments and are based upon available information and certain assumptions that the Company believes to be reasonable. Consequently, the amounts reflected in the unaudited pro forma consolidated financial statements are subject to change, and the final amounts may differ substantially.

                         EQUITEX, INC. AND SUBSIDIARIES
            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                               SEPTEMBER 30, 2001

                                                          Historical
                                                  --------------------------
                                                 Equitex, Inc.
                                                      and      Chex Services,  Pro forma           Pro forma
                                                 subsidiaries       Inc.       adjustments        consolidated
                                                  -----------   ------------   -----------        ------------
ASSETS
Cash and cash equivalents                         $   315,689   $  9,709,065                      $ 10,024,754
Receivables                                         7,798,713      3,137,269                        10,935,982
Current portion of notes receivable,
  related parties                                                    280,113                           280,113
Note receivable, other                                               100,000                           100,000
Prepaid expenses and other                             67,967        661,166                           729,133
Deferred tax asset                                    350,000                                          350,000
                                                  -----------   ------------   -----------        ------------
   Total current assets                             8,532,369     13,887,613                        22,419,982
                                                  -----------   ------------   -----------        ------------

Investment in Chex Services, Inc.                                              $10,119,000  (A)
                                                                               (10,119,000) (A)
Notes receivable, related parties                                  1,275,610                         1,275,610
Property, equipment and leaseholds                    296,985        915,699                         1,212,684
Deferred tax asset                                  1,030,000                                        1,030,000
Intangible and other assets                           140,000         20,248     4,800,000  (A)      4,960,248
Goodwill                                                                         4,560,053  (A)      4,560,053
                                                  -----------   ------------   -----------        ------------
                                                    1,466,985      2,211,557     9,360,053          13,038,595
                                                  -----------   ------------   -----------        ------------
   Total assets                                   $ 9,999,354   $ 16,099,170   $ 9,360,053        $ 35,458,577
                                                  ===========   ============   ===========        ============

LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable                                  $ 1,280,681   $    325,009                      $  1,605,690
Accrued expenses and other liabilities                350,649        750,728                         1,101,377
Due to cardholders                                  4,999,740                                        4,999,740
Notes payable, related parties                        249,700                                          249,700
Notes payable, other                                              12,077,346                        12,077,346
Loans payable, Money Centers of America, Inc.                      1,650,000                         1,650,000
Current portion of long-term debt                                    254,178                           254,178
                                                  -----------   ------------   -----------        ------------
   Total current liabilities                        6,880,770     15,057,261                        21,938,031

Long-term debt, net of current portion                               282,962                           282,962
                                                  -----------   ------------   -----------        ------------
   Total liabilities                                6,880,770     15,340,223                        22,220,993
                                                  -----------   ------------   -----------        ------------
   Stockholders' equity                             3,118,584        758,947   $ 9,360,053  (A)     13,237,584
                                                  -----------   ------------   -----------        ------------
   Total stockholders' equity                       3,118,584        758,947     9,360,053          13,237,584
                                                  -----------   ------------   -----------        ------------
   Total liabilities and stockholders' equity     $ 9,999,354   $ 16,099,170   $ 9,360,053        $ 35,458,577
                                                  ===========   ============   ===========        ============

                         EQUITEX, INC. AND SUBSIDIARIES
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      NINE MONTHS ENDED SEPTEMBER 30, 2001

                                              Historical
                                    ------------------------------
                                    Equitex, Inc.
                                        and               Chex           Pro forma            Pro forma
                                    subsidiaries     Services, Inc.     adjustments          consolidated
                                    ------------      ------------      ------------         ------------

Fee revenue                                           $ 10,927,482                           $ 10,927,482
Credit card income                  $  7,689,222                                                7,689,222
Application fees, net of direct
  marketing costs                      3,172,562                                                3,172,562
Other                                    335,809           259,033                                594,842
                                    ------------      ------------      ------------         ------------
Total income                          11,197,593        11,186,515                             22,384,108
                                    ------------      ------------      ------------         ------------

Salaries and wages                     3,510,503         2,168,622                              5,679,125
Third party servicing fees             4,339,950         2,331,944                              6,671,894
Other operating expenses               1,938,383         4,356,167      $    671,000  (B)       6,965,550
Interest expense                             672           973,279                                973,951
Returned checks                                          1,325,160                              1,325,160
                                    ------------      ------------      ------------         ------------
Total operating expenses               9,789,508        11,155,172           671,000           21,615,680
                                    ------------      ------------      ------------         ------------

Income before income taxes             1,408,085            31,343          (671,000)             768,428
Provision for income taxes                57,500                             265,000  (C)         322,500
                                    ------------      ------------      ------------         ------------

Net income                             1,465,585            31,343          (406,000)           1,090,928
Beneficial conversion features        (2,366,156)                                              (2,366,156)
Deemed preferred stock dividends         (60,600)                                                 (60,600)
                                    ------------      ------------      ------------         ------------

Net income (loss) applicable to
  common shareholders               $   (961,171)     $     31,343      $   (406,000)        $ (1,335,828)
                                    ============      ============      ============         ============

Basic and diluted net loss
  per common share                  $      (0.06)                                            $      (0.07)
                                    ============                                             ============

Weighted average number of common
  shares outstanding                  16,591,387                                      (D)      18,583,387
                                    ============                                             ============

                         EQUITEX, INC. AND SUBSIDIARIES
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 2000

                                                                                   ADJUSTMENTS TO REFLECT
                                                                          THE ACQUISITIONS OF KEY AND NOVA (SEE AA)
                                                                        ---------------------------------------------

                                                      ADJUSTMENTS
                                                       TO REFLECT
                                                      DISTRIBUTION
                                                       OF ASSETS/
                                    EQUITEX, INC.     LIABILITIES           KEY            NOVA          ADJUSTMENTS
                                         AND           TO EQUITEX        FINANCIAL       FINANCIAL            AND
                                    SUBSIDIARIES       2000, INC.      SYSTEMS, INC.    SYSTEMS, INC.    ELIMINATIONS
                                    ------------      ------------      -----------      ----------       -----------
                                                          (AA)          HISTORICAL       HISTORICAL          (AA)
Fee revenue
Credit card income                                                      $ 6,984,032      $4,554,266
Application fees, net of direct
  marketing costs                                                         2,735,438
Other                               $  2,636,063      $ (2,636,063)         855,038                       $  (672,420)
                                    ------------      ------------      -----------      ----------       -----------

Total income                           2,636,063        (2,636,063)      10,574,508       4,554,266          (672,420)
                                    ------------      ------------      -----------      ----------       -----------
Salaries and wages                                                        3,019,876
Third party servicing fees               739,735          (739,735)       3,007,077       3,342,984          (672,420)
Other operating expenses               9,666,523        (9,666,523)       1,566,772
Interest expense                         736,749          (736,749)                         635,345
Returned checks
Loss on First Bankers Mortgage
  Services, Inc. rescission            3,979,000        (3,979,000)
                                    ------------      ------------      -----------      ----------       -----------
Total operating expenses              15,122,007       (15,122,007)       7,593,725       3,978,329          (672,420)
                                    ------------      ------------      -----------      ----------       -----------
Income (loss) before
  income  taxes                      (12,485,944)       12,485,944        2,980,783         575,937
Provision for income taxes                13,457           (13,457)                                         1,405,000
                                    ------------      ------------      -----------      ----------       -----------
Net income (loss)                    (12,499,401)     $ 12,499,401      $ 2,980,783      $  575,937       $(1,405,000)
                                                      ============      ===========      ==========       ===========

Beneficial conversion features          (700,000)
Accretion of  redemption value
  on Series G preferred stock           (453,000)
Deemed preferred stock
  dividends, series D, G and
  other                                  (97,000)
                                    ------------

Net income (loss) applicable
  to common stockholders            $(13,749,401)
                                    ============

Basic net income (loss)
  per common share                  $      (1.93)
                                    ============

Diluted net income (loss)
  per common share                  $      (1.93)
                                    ============
Weighted average number of
  common  shares outstanding           7,106,749
                                    ============

                                  (CONTINUED)

                         EQUITEX, INC. AND SUBSIDIARIES
 UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (CONTINUED)
                          YEAR ENDED DECEMBER 31, 2000

                                     PRO FORMA
                                      COMBINED
                                    EQUITEX, INC.
                                    BEFORE CHEX           CHEX           PRO FORMA
                                   SERVICES, INC.    SERVICES, INC.     ADJUSTMENTS          PRO FORMA
                                    ------------      ------------      -----------         ------------
                                        (AA)           HISTORICAL

Fee revenue                                           $  8,984,534                          $  8,984,534
Credit card income                  $ 11,538,298                                              11,538,298
Application fees, net of direct
  marketing costs                      2,735,438                                               2,735,438
Other                                    182,618            10,877                               193,495
                                    ------------      ------------      -----------         ------------
Total income                          14,456,354         8,995,411                            23,451,765
                                    ------------      ------------      -----------         ------------
Salaries and wages                                       1,936,136                             1,936,136
Third party servicing fees             5,677,641         1,492,673                             7,170,314
Other operating expenses                                 3,663,254      $   895,000  (B)       4,558,254
Interest expense                       5,221,993           876,795                             6,098,788
Returned checks                                            851,340                               851,340
Loss on First Bankers Mortgage
  Services, Inc. rescission                                                                        --
                                    ------------      ------------      -----------         ------------
Total operating expenses              10,899,634         8,820,198          895,000           20,614,832
                                    ------------      ------------      -----------         ------------
Income (loss) before
  income  taxes                        3,556,720           175,213         (895,000)           2,836,933
Provision for income taxes             1,405,000            47,737         (353,000) (C)       1,099,737
                                    ------------      ------------      -----------         ------------
Net income (loss)                      2,151,720      $    127,476      $  (542,000)           1,737,196
                                                      ============      ===========

Beneficial conversion features          (700,000)                                               (700,000)
Accretion of  redemption value
  on Series G preferred stock           (453,000)                                               (453,000)
Deemed preferred stock
  dividends, series D, G and
  other                                  (97,000)                                                (97,000)
                                    ------------                                            ------------
Net income (loss) applicable
  to common stockholders            $    901,720                                            $    487,196
                                    ============                                            ============
Basic net income (loss)
  per common share                  $       0.06                                            $       0.03
                                    ============                                            ============
Diluted net income (loss)
  per common share                  $       0.02                                            $       0.01
                                    ============                                            ============
Weighted average number of
  common  shares outstanding          14,247,042                                      (D)     16,205,499
                                    ============                                            ============

                         EQUITEX, INC. AND SUBSIDIARIES

               NOTES TO UNAUDITED CONDENSED PRO FORMA CONSOLIDATED
                   BALANCE SHEET AND STATEMENTS OF OPERATIONS

            BALANCE SHEET AS OF SEPTEMBER 30, 2001, AND STATEMENTS OF
        OPERATIONS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2001, AND THE
                          YEAR ENDED DECEMBER 31, 2000

(A) This entry is recorded to reflect the acquisition of all of the outstanding common stock of Chex Services, Inc. ("Chex") in exchange for 1,992,000 shares of the Company's common stock valued at $10,119,000, which is based upon the quoted market price of the Company's common stock on August 31, 2001 ($5.08 per share), the date the terms of the Agreement were agreed to by the Company and the selling shareholders. The purchase price and preliminary adjustments to historical book value are as follows:

       Purchase price:
            Estimated value of common stock issued                $ 10,119,000
            Book value of net assets acquired                         (758,947)
                                                                  ------------

            Purchase price in excess of net assets acquired       $  9,360,053
                                                                  =============

       Preliminary allocation of purchase price in excess of net assets acquired:
            Estimated fair value of casino contracts              $  3,500,000
            Estimated fair value of non-compete agreement              500,000
            Estimated fair value of technology                         500,000
            Estimated fair value of customer lists                     300,000
            Estimated fair value of trade name                         200,000
            Goodwill                                                 4,360,053
                                                                  ------------
                                                                  $  9,360,053
                                                                  ============

       In conjunction with the Stock Purchase Agreement, the Company entered into an Employment Incentive Agreement with the Chex president, whereby on December 1, 2001, the Company granted to the Chex president a warrant to purchase up to 730,000 shares of the Company's common stock at $3.85 per share, which represents the quoted market price of the Company's common stock on the date of grant. The warrant is exercisable at any time from December 1, 2001 through December 1, 2005.

       In accordance with the Company's accounting policies, the Company accounted for this stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES (APB No. 25). As a result, because the exercise price per share was equivalent to the quoted market price per share, no compensation expense has been recorded in the pro forma statements of operations.

       Had compensation cost for this stock-based transaction been determined based on the fair value at the grant date consistent with the provisions of Statement of Financial Accounting Standards No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION, the fair value of the warrant at the date of grant is estimated to be $1,050,000, based upon the Black Scholes option-pricing model utilizing an expected risk free interest rate of 2.5%, an expected stock price volatility of 66%, an expected dividend yield of 0%, and an expected two-year life of the warrant. Pro forma net loss applicable to common shareholders would have increased by $259,000 ($0.01 per common share) for the nine months ended September 30, 2001, and pro forma net income per common shareholder would have decreased by $345,000 ($0.01 per common share; none on a diluted basis) for the year ended December 31, 2000.

(B) This entry is recorded to recognize amortization expense on the identifiable intangible assets. Amortization expense is calculated based on a straight-line method of amortization for each asset, as follows:

                                                               Pro forma
                                                         amortization expense
                                                       -----------------------
            Asset                       Term           Nine months      Year
            -----                       ----           -----------   ---------
            Casino contracts            7 years        $   375,000   $ 500,000
            Non-compete agreement       5 years             75,000     100,000
            Technology                  3 years            125,000     167,000
            Customer lists              3 years             75,000     100,000
            Trade name                  7 years             21,000      28,000
                                                       -----------   ---------
                                                       $   671,000   $ 895,000
                                                       ===========   =========

(C) This entry is recorded to reflect estimated federal and state income tax effects of the transactions described above.

(D) This entry is recorded to reflect the pro forma weighted average number of common shares outstanding, which includes 1,992,000 shares issued upon the acquisition of Chex. Diluted pro forma income per common shareholder includes the effect of outstanding options, warrants and convertible securities (which total 23,301,000) on the weighted average number of common shares outstanding.

(AA) These entries reflect the distribution of certain assets of Equitex, net of certain related liabilities, to Equitex 2000, Inc. and the acquisition (recorded as a reverse acquisition) of all of the outstanding common shares of Key Financial Systems, Inc. ("Key") and Nova Financial Systems, Inc. ("Nova"), companies under common control with nearly an identical ownership structure, as well as applicable eliminating journal entries. These transactions occurred on August 6, 2001, as disclosed in a Form 8-K filed with the Securities and Exchange Commission (SEC) on August 21, 2001.

                               CHEX SERVICES, INC.

                              FINANCIAL STATEMENTS

                               For the Years Ended
                           December 31, 2000 and 1999

                               CHEX SERVICES, INC.

                          INDEX TO FINANCIAL STATEMENTS

                 For the Years Ended December 31, 2000 and 1999





Independent Auditors' Report                                            1


Balance Sheets                                                          2


Statement of Operations                                                 3


Statement of Stockholders' Equity                                       4


Statement of Cash Flows                                                 5


Notes to Financial Statements                                        6-15

                          INDEPENDENT AUDITORS' REPORT
                          ----------------------------

To the Board of Directors
Chex Services, Inc.
Minneapolis, Minnesota



We have audited the accompanying balance sheet of Chex Services, Inc. as of December 31, 2000, and the related statements of operations, stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. The financial statements of Chex Services, Inc., as of December 31, 1999, were audited by other auditors whose report dated January 17, 2000 expressed an unqualified opinion on those statements.

We conducted our audit in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit and the report of other auditors provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Chex Services, Inc. as of December 31, 2000, and the results of their operations and cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.




SILVERMAN OLSON THORVILSON & KAUFMANN LTD
CERTIFIED PUBLIC ACCOUNTANTS
Minneapolis, Minnesota

April 30, 2001

                               CHEX SERVICES, INC.

                                 BALANCE SHEETS

                           December 31, 2000 and 1999

                    ASSETS                                                2000            1999
                                                                      ------------    ------------
Current assets:
     Cash and cash equivalents                                        $  6,611,088    $  4,807,711
     Accounts receivable (net of allowance for doubtful accounts
       of $13,457 and $80,114, respectively)                             1,879,871         424,172
     Employee receivables                                                   32,744           7,641
     Prepaid amounts on casino contracts (Note 9)                          339,523         197,515
     Note receivable, other  (Note 2)                                      100,000         100,000
     Current portion of notes receivable, related parties  (Note 3)         49,800          14,500
     Other current assets                                                   48,055          78,385
                                                                      ------------    ------------
                    Total current assets                                 9,061,081       5,629,924

Notes receivable, related parties (Note 3)                                 976,410         705,110
Property and equipment, net (Note 4)                                       747,616         471,656
                                                                      ------------    ------------
                    Total assets                                      $ 10,785,107    $  6,806,690
                                                                      ============    ============

            LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
     Note payable, bank (Note 6)                                      $    250,000    $       --
     Notes payable, other (Note 5 and 11)                                7,749,098       5,691,500
     Accounts payable                                                      277,628         162,683
     Accrued liability on casino contracts (Note 9)                        210,936         219,816
     Accrued interest                                                      195,702         144,861
     Accrued payroll and benefits                                          142,225          63,393
     Other accrued expenses                                                 33,248          11,697
     Loans payable (Note 7)                                                643,985            --
     Current portion of long-term debt (Note 8)                            137,519         108,572
                                                                      ------------    ------------
                    Total current liabilities                            9,640,341       6,402,522

Long-term debt, net of current portion (Note 8)                            479,663         166,541
                                                                      ------------    ------------
                    Total liabilities                                   10,120,004       6,569,063
                                                                      ------------    ------------

Commitments and contingencies (Note 9)                                        --              --

Stockholders' equity:
     Common stock, $.01 par value; 10,000,000 shares authorized,
       1,978,333 and 1,781,666 issued and outstanding, respectively         19,784          17,817
     Additional paid in capital                                          1,122,617         829,584
     Accumulated deficit                                                  (462,298)       (589,774)
     Common stock subscription receivable                                  (15,000)        (20,000)
                                                                      ------------    ------------

                    Total stockholders' equity                             665,103         237,627
                                                                      ------------    ------------

                    Total liabilities and stockholders' equity        $ 10,785,107    $  6,806,690
                                                                      ============    ============

                 See accompanying notes to financial statement.

                               CHEX SERVICES, INC.

                             STATEMENT OF OPERATIONS

                 For the Years Ended December 31, 2000 and 1999

                                                 2000                    1999
                                           ------------------      ------------------
                                           Amount     Percent      Amount     Percent
                                           ------     -------      ------     -------
Fee Revenue                              $ 8,984,534   100.0%    $ 4,625,955   100.0%
                                         -----------   -----     -----------   -----
Location expenses:
   Salaries and benefits                   1,936,136    21.5       1,029,331    22.3
   Returned checks                           851,340     9.5         458,297     9.9
   Fees to casinos                         1,492,673    16.6         995,404    21.5
   Other                                   1,894,956    21.1         667,778    14.4
                                         -----------   -----     -----------   -----
Total location expenses                    6,175,105    68.7       3,150,810    68.1
                                         -----------   -----     -----------   -----
            Location gross margin          2,809,429    31.3       1,475,145    31.9

Corporate operating expenses               1,758,975    19.6       1,252,451    27.1
                                         -----------   -----     -----------   -----
            Income from operations         1,050,454    11.7         222,694     4.8
                                         -----------   -----     -----------   -----
Other income (expense):
   Interest expense                         (876,795)   (9.7)       (581,915)  (12.6)
   Interest income                            10,877      .1          39,402      .9
   Miscellaneous expense                      (9,323)    (.1)        (12,718)    (.3)
                                         -----------   -----     -----------   -----
Total other income (expense)                (875,241)   (9.7)       (555,231)  (12.0)
                                         -----------   -----     -----------   -----

            Income (loss) before taxes       175,213     2.0        (332,537)   (7.2)

Provision for income taxes (Note 12)          47,737      .6            --      --
                                         -----------   -----     -----------   -----
            Net income (loss)            $   127,476     1.4%    $  (332,537)   (7.2)%
                                         ===========   =====     ===========   =====

                 See accompanying notes to financial statements.

                               CHEX SERVICES, INC.

                        STATEMENT OF STOCKHOLDERS' EQUITY

                  For the Year Ended December 31, 2000 and 1999

                                                                          COMMON
                                  COMMON STOCK           ADDITIONAL       STOCK                         TOTAL
                           --------------------------      PAID-IN     SUBSCRIPTION    ACCUMULATED    STOCKHOLDERS'
                             SHARES          AMOUNT        CAPITAL      RECEIVABLE       DEFICIT        EQUITY
                           -----------    -----------    -----------    -----------    -----------    -----------
Balance at
  January 1, 1999            1,786,666    $    17,867    $   847,034    $   (70,000)   $  (257,237)   $   537,664

Repurchase of
  common stock                  (5,000)           (50)       (17,450)          --             --          (17,500)

Receipt of stock
  subscriptions                   --             --             --           50,000           --           50,000

   Net loss                       --             --             --             --         (332,537)      (332,537)
                           -----------    -----------    -----------    -----------    -----------    -----------
Balances at
  December 31, 1999          1,781,666         17,817        829,584        (20,000)      (589,774)       237,627

Issuance of common
  stock upon note holder
  conversion (Note 5)          196,667          1,967        293,033           --             --          295,000

Receipt of
  stock subscriptions             --             --             --            5,000           --            5,000

   Net income                     --             --             --             --          127,476        127,476
                           -----------    -----------    -----------    -----------    -----------    -----------
Balances at
  December 31, 2000          1,978,333    $    19,784    $ 1,122,617    $   (15,000)   $  (462,298)   $   665,103
                           ===========    ===========    ===========    ===========    ===========    ===========

                 See accompanying notes to financial statements.

                               CHEX SERVICES, INC.

                             STATEMENT OF CASH FLOWS

                 For the Years Ended December 31, 2000 and 1999

                                                                             2000            1999
                                                                          -----------    -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net income (loss)                                                    $   127,476    $  (332,537)
     Adjustments to reconcile net income (loss) to net
       cash provided by (used in) operating activities:
            Depreciation and amortization                                     230,778        134,583
            Loss on disposal of property and equipment                            240           --
            (Increase) decrease in assets:
                    Accounts receivable                                    (1,455,699)      (378,899)
                    Employee receivable                                       (25,103)        (7,411)
                    Prepaid amounts on Casino contracts                      (142,008)        92,275
                    Other current assets                                       30,330         60,442
            Increase (decrease) in liabilities:
                    Accounts payable                                          114,945        157,453
                    Accrued liability on Casino contract                       (8,880)       219,816
                    Accrued income taxes                                       25,347           --
                    Accrued interest                                           50,841         73,186
                    Accrued payroll and benefits                               78,832         29,871
                    Other accrued expenses                                     (3,796)        11,120
                                                                          -----------    -----------

                    Net cash provided by (used in) operating activities      (976,697)        59,899
                                                                          -----------    -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
     Purchase of property and equipment                                      (508,978)      (359,830)
     Proceeds from sale of property and equipment                               2,000           --
     Repayment on notes receivable                                            169,650        500,000
     Advances on notes receivable                                            (476,250)      (224,500)
                                                                          -----------    -----------

                    Net cash used in investing activities                    (813,578)       (84,330)
                                                                          -----------    -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
     Increase in note payable, bank                                           250,000           --
     Borrowings on loans payable                                              683,784           --
     Payments on loans payable                                                (39,799)          --
     Payments on notes payable, other                                      (1,019,000)       (52,000)
     Borrowings on notes payable, other                                     3,371,598      2,866,000
     Borrowings on long-term debt                                             539,798        250,000
     Payment of long-term debt                                               (197,729)       (44,808)
     Receipt of common stock subscription                                       5,000         50,000
     Repurchase of common stock                                                  --          (17,500)
                                                                          -----------    -----------

                    Net cash provided by financing activities               3,593,652      3,051,692
                                                                          -----------    -----------

Increase in cash and cash equivalents                                       1,803,377      3,027,261

Cash and cash equivalents - beginning of year                               4,807,711      1,780,450
                                                                          -----------    -----------

Cash and cash equivalents - ending of year                                $ 6,611,088    $ 4,807,711
                                                                          ===========    ===========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
     Cash paid for interest during the year                               $   825,954    $   429,924
                                                                          ===========    ===========
     Cash paid for income taxes during the year                           $    22,390    $      --
                                                                          ===========    ===========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
     During 2000, $295,000 of notes payable, other were converted into 196,667 shares of common stock.

                 See accompanying notes to financial statements.

                               CHEX SERVICES, INC.

                        NOTES TO THE FINANCIAL STATEMENTS

                 For the Years Ended December 31, 2000 and 1999


NOTE 1:   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

          Nature of Organization:

            Chex Services, Inc. ("Chex" or the "Company") was incorporated in Minnesota in July 1992. The Company provides financial services primarily check cashing, automated teller machines (ATM) and credit card advances to customers primarily at Native American owned gaming establishments. As of December 31, 2000, the Company operates at eighteen gaming establishments located in California, Michigan, Minnesota, Nebraska, New Mexico, New York, North Dakota and Wisconsin.

          Advertising:

            Advertising costs are expensed as incurred. Total advertising costs were $167,551 and $75,514 for the years ended December 31, 2000 and 1999, respectively.

          Cash Equivalents:

            Cash equivalents represent investments with a maturity of three-months or less at the time of purchase.

          Concentrations:

            Financial instruments that potentially subject the Company to concentration of credit risk consist principally of cash and accounts receivable. The Company maintains cash in bank deposit accounts, which, at times, may exceed federally insured limits (Note
            9). The Company believes it has its cash deposits at high quality financial institutions. In addition, the Company maintains a significant amount of cash at each of the gaming establishments. The Company believes that it has controls in place to safeguard these on-hand amounts. The Company believes no significant credit risk exists with respect to cash.

            Accounts receivable arise primarily from credit card and ATM advances provided at casino locations. Concentrations of credit risk related to credit card and ATM advances are limited to the credit card and ATM processor industry who remit to the Company the cash advanced plus Chex's allocable share of any fees earned. The Company believes these processors are financially stable and no significant credit risk exists with respect to accounts receivable arising from ATM and credit card advances.

          Returned Checks:

            The Company charges operations for potential losses on returned checks in the period such checks are returned, since ultimate collection of these items is uncertain. Recoveries on returned checks are credited in the period when the recovery is received.

          Property and Equipment:

            Property and equipment is stated at cost. Depreciation is computed using the straight-line method and is expensed based upon the estimated useful lives of the assets.

            Expenditures for additions and improvements are capitalized, while repairs and maintenance are expensed as incurred.

                               CHEX SERVICES, INC.

                        NOTES TO THE FINANCIAL STATEMENTS

                 For the Years Ended December 31, 2000 and 1999


NOTE 1:   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

          Impairment of Long-Lived Assets:

            The Company records impairment losses of long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amounts.

          Income Taxes:

            Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes. Deferred taxes represent the net tax effect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

          Compensated Absences:

            The Company accounts for compensated absences on an actual payment basis because of the difficulty in properly determining an appropriate amount.

          Stock Based Compensation:

            The Company adopted the disclosure requirements of Statement of Financial Accounting SFAS No. 123, "Accounting for Stock-Based Compensation". SFAS No. 123 establishes a fair value based method of measuring stock-based compensation, but does not require an entity to adopt the method for preparing its basic financial statements. For entities not adopting the method for preparing basic financial statements, the standard requires disclosures in the footnotes of pro forma net earnings information as if the fair value based method had been adopted.

          Use of Estimates:

            The preparation of the Company's financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities, and the reported amounts of revenues and expenses during the reporting period.

          Reclassifications:

            Certain amounts in the 1999 financial statements have been reclassified to conform with the 2000 presentation. These reclassifications have no effect on net loss or stockholders' equity as previously reported.

NOTE 2:   NOTES RECEIVABLE, OTHER

            As of December 31, 2000 and 1999, the Company had a $100,000 note receivable from an individual with interest accruing at 12%. The note is unsecured and matured January 31, 2000; however, the Company has verbally extended the loan on a month-to-month basis.

                               CHEX SERVICES, INC.

                        NOTES TO THE FINANCIAL STATEMENTS

                 For the Years Ended December 31, 2000 and 1999

NOTE 3:   NOTES RECEIVABLE, RELATED PARTIES

          Notes receivable, related parties consisted of the following at December 31:

                                                          2000          1999
                                                       ----------    ----------
          Notes receivable due from two of the
          Company's officers/shareholders, with
          interest accruing at 6%. Annual payments
          of interest only beginning October 2000
          through maturity, October 2004, with a
          balloon payment at maturity. The notes
          are unsecured.                               $  963,110    $  714,610

          Note receivable from an employee of the
          Company, the note is non-interest
          bearing, unsecured and due on demand.            18,100           -

          Note receivable due from a Company
          shareholder. The note is non-interest
          bearing, unsecured and due on demand.            45,000         5,000
                                                       ----------    ----------
            Notes receivable                            1,026,210       719,610
            Less current portion of notes receivable      (49,800)      (14,500)
                                                       ----------    ----------
               Notes receivable, long-term             $  976,410    $  705,110
                                                       ==========    ==========

          Future maturities of notes receivable were as follows at December 31:

            2001                                      $            49,800
            2002                                      $            13,300
            2003                                      $           -
            2004                                      $           963,110
                                                      -------------------
                                                      $         1,026,210
                                                      ===================

NOTE 4:   PROPERTY AND EQUIPMENT, NET

          Property and equipment consisted of the following at December 31:

                                                                     Estimated
                                                                    Useful Lives
                                             2000          1999       In Years
                                         -----------   -----------   ----------
          Furniture and equipment        $ 1,223,649   $   718,171     3 - 7
          Less accumulated depreciation      476,033       246,515
                                         -----------   -----------
          Property and equipment, net    $   747,616   $   471,656
                                         ===========   ===========

          During 2000 and 1999 depreciation expense was $230,778 and $134,583, respectively.

NOTE 5:   NOTES PAYABLE, OTHER

          As of December 31, 2000 and 1999, the Company had notes payable to numerous individual investors aggregating $7,749,098 and $5,691,500, respectively. These notes payable accrue interest at 12%, payable quarterly and are unsecured. The notes mature at various dates throughout the year ended December 31, 2001; however at option of the note holder, the notes are subject to repayment with ninety days notice.

          During 2000, $295,000 of notes payable were converted to 196,667 shares of common stock.

                               CHEX SERVICES, INC.

                        NOTES TO THE FINANCIAL STATEMENTS

                 For the Years Ended December 31, 2000 and 1999


NOTE 6:   NOTE PAYABLE, BANK

          At December 31, 2000, the Company had a bank line of credit available through July 2001. The maximum credit limit was $250,000, all of which outstanding at December 31, 2000. Interest is payable monthly at a variable rate (10.25% at December 31, 2000). Borrowings are secured by substantially all of the Company's assets and guaranteed by two of the Company's majority shareholders.

          Subsequent to year end, on January 10, 2001, the Company entered into an additional $1,000,000 revolving line of credit. Interest is payable monthly at a variable rate (10.00% on January 10, 2001). Borrowings are secured by substantially all of the Company's assets and guaranteed by two of the Company's majority shareholders.

NOTE 7:   LOANS PAYABLE, OTHER

          During 2000, the Company entered into a verbal loan agreement with a financial services company aggregating $300,000. The loan accrues interest at 9%, payable monthly and is unsecured. The loan is due on demand.

          During 2000, the Company entered into a sale-lease back transaction which was subsequently cancelled and refinanced in January 2001. The transaction in substance represented an initial loan aggregating $410,470 and therefore is being reflected as a note payable on the accompanying balance sheet and statement of operations. At December 31, 2000, the outstanding balance was $343,985. The loan accrued interest at 9.5%, payable monthly. The loan was secured by equipment.

NOTE 8:   LONG TERM DEBT

          Long-term debt consisted of the following at December 31:

                                                          2000          1999
                                                       ----------    ----------
            Note payable, bank accruing interest
            at a variable rate (10.5% at December
            31, 2000) and requires a balloon
            payment at maturity, January 2001. The
            note was secured by substantially all
            corporate assets, guaranteed by two of
            the Company's majority shareholders,
            as well as a pledge of personal assets
            by these shareholders. On January 10,
            2001 the note was refinanced, accruing
            interest at a variable rate (9.25% on
            January 10, 2001), payable monthly and
            principal payments payable quarterly.
            The note is secured by substantially
            all the Company's assets and
            guaranteed by two of the Company's
            majority shareholders. The note
            matures in June 2004.                      $  450,000    $     -


            Note payable, bank accruing interest
            at a variable rate (12% and 11.0% at
            December 31, 2000 and 1999,
            respectively). The note requires
            monthly payments of principle and
            interest and matures in October 2002.
            The note is secured by substantially
            all corporate assets and guaranteed by
            three of the Company's shareholders.          163,289       238,785

                CHEX SERVICES, INC.

         NOTES TO THE FINANCIAL STATEMENTS

  For the Years Ended December 31, 2000 and 1999


NOTE 8:   LONG TERM DEBT (CONTINUED)

                                                          2000          1999
                                                       ----------    ----------
            Note payable, bank accruing interest
            at a variable rate (10.75% and 9.75%
            at December 31, 2000 and 1999,
            respectively). The note requires
            monthly payments of principle and
            interest and matures in April 2001.
            The note is secured by substantially
            all corporate assets.                          21,823         3,893

            Note payable, bank accruing interest
            at a variable rate (10.75% and 9.75%
            at December 31, 2000 and 1999,
            respectively). The note requires
            monthly payments of principle and
            interest. The note was repaid in 2000.
            The note is secured by substantially
            all corporate assets.                            -           14,505
                                                       ----------    ----------
                                                          617,182       275,113
              Less current portion                       (137,519)     (108,572)
                                                       ----------    ----------
              Long-term debt                           $  479,663    $  166,541
                                                       ==========    ==========

          Future maturities of long-term debt are as follows at December 31:

                    2001                          $          137,519
                    2002                          $          179,663
                    2003                          $          200,000
                    2004                          $          100,000
                                                  ------------------
                                                  $          617,182
                                                  ==================

NOTE 9:   COMMITMENTS AND CONTINGENCIES

          Financial Instruments:

            At December 31, 2000, the Company had deposits in excess of federally insured amounts aggregating $468,212 at various financial institutions.

          Operating Leases:

            As of December 31, 2000, the Company leased its corporate facilities under an operating lease that provided for monthly lease payments through February 2002. Pursuant to the lease agreement, the Company had the option to terminate the lease after February 2001 in exchange for a fee of $7,620. The Company exercised this option in March of 2001.

            In April 2001, the Company entered into a noncancelable operating lease to lease its corporate facilities through April 2006.

            Future minimum lease payments are as follows for the years ended December 31:

                    2001                          $           51,914
                    2002                          $           69,218
                    2002                          $           70,791
                    2004                          $           71,315
                    2005                          $           72,102
                    Thereafter                    $           18,091
                                                  ------------------
                                                  $          353,431
                                                  ==================

                               CHEX SERVICES, INC.

                        NOTES TO THE FINANCIAL STATEMENTS

                 For the Years Ended December 31, 2000 and 1999


Note 9:   COMMITMENTS AND CONTINGENCIES (CONTINUED)

          Operating Leases (Continued):

            Rent expense relating to the corporate facilities was $49,221 and $17,959 for the years ended December 31, 2000 and 1999, respectively.

          Salary Continuation Plan:

            During March 2000, the Company approved a salary continuation plan for two of its employees. Pursuant to the plan, these two individuals are guaranteed two years of salary, aggregating $211,000 at December 2000, for the two employees, in the event that the Company is sold and their jobs are terminated.

          Employment Contracts:

            At December 31, 2000, the Company has a three-year employment agreement with one of its employees expiring July 2003. Pursuant to the agreement, if terminated for other than an egregious act, the employee will continue to receive their annual compensation of $70,000 in monthly installments through July 2003.

            In addition, the Company has a three year employment agreement with one of its employees expiring December 2003. Pursuant to the agreement, if terminated for other than egregious act the employee is entitled to receive a severance equal to one year's salary, aggregating $84,000 at December 31, 2000. The employment agreement is automatically extended for one year unless terminated by either party with ninety days written notice.

          Casino Contracts:

            The Company operates at a number of Native American owned gaming establishments under contracts requiring the Company to pay a rental fee to operate at the respective gaming location. Occasionally, these agreements require the Company to prepay a negotiated amount of such anticipated fees. Typically, the fees are earned by the gaming establishment over the life of the contract based on one of the following scenarios:

               o  A minimum monthly amount as defined in the contract.
               o A dollar amount, as defined by the contract, per transaction volume processed by the Company.
               o  A percent of the Company's profits at the respective location.
               o The greater of the monthly amount, dollar amount per transaction volume or percent of the Company's profits payable at the end of the contract term.

            Pursuant to the contracts, the Native American owned casinos have not waived their sovereign immunity.

            As of December 31, 2000 and 1999, the Company had $339,523 and $197,515 of prepaid amounts on casino contracts and had $210,936 and $219,816 of accrued liability on casino contracts, included on the accompanying balance sheet.

            Total fee expense relating to the casino locations was $1,492,673 and $995,404 for the years ended December 31, 2000 and 1999, respectively.

                               CHEX SERVICES, INC.

                        NOTES TO THE FINANCIAL STATEMENTS

                 For the Years Ended December 31, 2000 and 1999


NOTE 10:  EMPLOYEE BENEFIT PLAN

          Employee Stock Option Plan:

            In 1997, the Company adopted an employee incentive stock option plan. Pursuant to the plan, the Board of Directors may grant options to key individuals at their discretion. Option prices under the plan may not be less than 100% of the fair market value of the common stock on the date the option is granted. The options vest over periods from one to five years and are exercisable no later than ten years from grant date. Non-statutory stock option terms are determined at the discretion of the Board, provided, however, that the option price is not less than 85% of the market value of the common stock as of the grant date. Upon grant, the Board establishes the exercise price and vesting period of the options granted. As of December 31, 2000, the Company has reserved 10% of the issued and outstanding shares of common stock for issuance under the plan.

            The Company has adopted the disclosure only provisions of SFAS No. 123, "Accounting for Stock-Based Compensation," but applies Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" and related interpretations in accounting for its plans. If the Company had elected to recognize compensation costs for the options granted consistent with the methods prescribed in SFAS No. 123, the pro forma net income (loss) would have been $120,033 and ($365,037) for the years ended December 31, 2000 and 1999, respectively. The fair value of the stock options used to compute the pro forma income (loss) is the estimated present value at the grant date with the minimum value method using risk-free interest rates ranging from 4.5% to 6.4%.

            A summary of the status of the Company's stock options and warrants as of December 31:

                                                     2000             1999
                                                ---------------- ---------------
                                                       Weighted-       Weighted-
                                                        Average          Average
                                                        Exercise        Exercise
                                                Shares   Price   Shares    Price
                                                -------  ------  -------  ------
            Outstanding at beginning of period  278,000  $ 1.50   25,000  $ 1.50
            Granted                              20,000  $ 1.50  253,000  $ 1.50
            Exercised                              -     $  -       -        $ -
            Forfeited                              -     $  -       -        $ -
                                                -------  ------  -------  ------
            Outstanding at end of period        298,000  $ 1.50  278,000  $ 1.50
                                                =======  ======  =======  ======
            Options and warrants exercisable
              at end of period                  288,000  $ 1.50  265,000  $ 1.50
                                                =======  ======  =======  ======
            Weighted average fair value of
              options and warrants granted
              during the period                 $   .33          $   .13
                                                =======          =======

                               CHEX SERVICES, INC.

                        NOTES TO THE FINANCIAL STATEMENTS

                 For the Years Ended December 31, 2000 and 1999


NOTE 10:  EMPLOYEE BENEFIT PLAN (CONTINUED)

            The following table summarizes information about stock options outstanding, including those issued to officers/shareholders of the Company (Note 11), at December 31, 2000.

                               Options Outstanding          Options Exercisable
                       ----------------------------------  ---------------------
                                     Weighted-
                                      Average   Weighted-              Weighted-
                          Number     Remaining   Average      Number    Average
            Exercise   Outstanding  Contractual  Exercise  Exercisable  Exercise
             Prices    At 12/31/00      Life      Price    At 12/31/00    Price
            --------   -----------  -----------  --------  -----------  --------
            $   1.50      10,000     5.0 Years   $   1.50     10,000    $   1.50
            $   1.50       5,000     4.8 Years   $   1.50       -       $    -
            $   1.50      25,000     4.1 Years   $   1.50     25,000    $   1.50
            $   1.50      20,000     3.4 Years   $   1.50     20,000    $   1.50
            $   1.50     100,000     3.2 Years   $   1.50    100,000    $   1.50
            $   1.50     100,000     3.0 Years   $   1.50    100,000    $   1.50
            $   1.50       5,000     2.5 Years   $   1.50       -       $    -
            $   1.50      25,000     1.1 Years   $   1.50     25,000    $   1.50
                         -------                             -------
                         290,000                             280,000
                         =======                             =======

            Included in the table above are certain options outstanding which are performance based and which become exercisable on the achievement of certain goals reached, but no later than 2005. A summary of these performance-based options is presented below:

                                                                      Weighted
                                                                      Average
                                                                      Exercise
                     Performance Options                 Shares        Price
            ----------------------------------------   ----------   -----------
            Outstanding at beginning of year                 -      $      -
            Granted                                        10,000   $      1.50
            Forfeited                                        -      $      -
                                                       ----------   -----------
            Outstanding at end of year                     10,000   $      1.50
                                                       ==========   ===========

            Options exercisable at year end                  -      $      -
                                                       ==========   ===========
            Weighted-average fair value of options
              granted during the year                               $       .31
                                                                    ===========

            As of December 31, 2000, the performance options outstanding under the Plan have an exercise price of $1.50 and a weighted-average remaining contractual life of 3.7 years.

          Stock Warrants:

            As of December 31, 2000 and 1999, the Company had warrants outstanding as follows:

             Common Shares            Exercise               Expiration
             Under Warrant         Price Per Share              Date
            ---------------        ---------------         --------------
                 8,000               $    1.50              January 2004

                               CHEX SERVICES, INC.

                        NOTES TO THE FINANCIAL STATEMENTS

                 For the Years Ended December 31, 2000 and 1999


NOTE 11:  RELATED PARTY TRANSACTIONS

          Officer and Director Options:

            At December 31, 2000 and 1999, the Company had outstanding the following nonqualified stock options granted to officers and directors (Note 10):

            Common Shares              Exercise               Expiration
            Under Option            Price Per Share              Date
            -------------           ---------------         --------------
               100,000                $    1.50              January 2004
               100,000                $    1.50              March 2004
            ----------
               200,000
            ==========

            All the outstanding options granted to officers and directors are exercisable at December 31, 2000 and 1999.

          Officer and Director Warrants:

            At December 31, 2000 and 1999, the Company had outstanding to officers and directors, stock warrants to purchase 8,000 shares of common stock at $1.50 per share (Note 10). The warrants expire January 2004.

          Consulting Agreement:

            As of December 31, 2000 and 1999, the Company had a month-to-month consulting contract with a majority shareholder of the Company; whereby the Company pays the individual $3,000 per month for his services.

          Notes Payable, Other:

            Notes payable to related parties consist of notes issued to officers/shareholders of Chex and aggregated $3,551,000 and $1,933,000, at December 31, 2000 and 1999, respectively.

NOTE 12:  INCOME TAXES

            The income tax provision consisted of the following for the years ended December 31:

                                                2000               1999
                                          ------------        --------------
               Current:
                   Federal                $     36,177        $      -
                   State                        11,560               -
                                          ------------        --------------
                                          $     47,737        $      -
                                          ============        ==============

               Deferred:
                   Federal                $     12,472        $      195,800
                   State                       -                     -
                   Valuation allowance         (12,472)             (195,800)
                                          ------------        --------------
                                          $    -              $      -
                                          ============        ==============

                               CHEX SERVICES, INC.

                        NOTES TO THE FINANCIAL STATEMENTS

                 For the Years Ended December 31, 2000 and 1999


NOTE 12:  INCOME TAXES (CONTINUED)

          Deferred taxes represent the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Temporary differences result primarily from the accounting methods used in recording the allowance for doubtful accounts, accumulated depreciation and net operating losses the Company can carry forward for tax purposes.

          At December 31, 2000 and 1999, the Company had net operating loss carryforwards for federal purposes of approximately $0 and $106,000, respectively, expiring at various dates through 2019.

          During the years ended December 31, 2000 and 1999, the valuation allowance charge aggregated $(183,328) and $195,800, respectively.

NOTE 13:  BUSINESS CONCENTRATIONS

          The Company's operations are not concentrated in any specific geographic region, but are tied to the Native American gaming industry. The Company generated 37% of its fee income from operations at two casino locations, which is summarized below:

                     Year Ended
                 December 31, 2000                   Percent of Fees
                 -----------------                   ---------------
                     Location A                              22%
                     Location B                              17%

NOTE 14:  LITIGATION SETTLEMENT

          As of December 31, 1999, two ex-employees had brought a suit against the Company alleging breach of their employment contracts. In June 2000, the Company entered into an agreement to settle the dispute, whereby the Company paid in aggregate $110,000 to the two former employees. As of December 31, 1999, the $110,000 settlement is included in accounts payable on the accompanying balance sheet.

NOTE 15:  LETTER OF INTENT

          Subsequent to year end, Chex signed a non-binding letter of intent to merge with a publicly traded company. The discussions are at a preliminary stage, and any merger is subject to due diligence by both parties and approval by the board of directors of each party. Under the preliminary terms of the letter of intent, all outstanding shares of Chex's common stock would be exchanged for shares of stock of the publicly traded company.

                              CHEX SERVICES, INC.

                              FINANCIAL STATEMENTS
                          YEAR ENDED DECEMBER 31, 1999

                              CHEX SERVICES, INC.

                              FINANCIAL STATEMENTS
                          YEAR ENDED DECEMBER 31, 1999

                                                        CHEX SERVICES, INC.


                                                                   CONTENTS

================================================================================


                  INDEPENDENT AUDITORS' REPORT                            3

                  FINANCIAL STATEMENTS

                      Balance sheet                                       4

                      Statement of operations                             5

                      Statement of stockholders' equity                   6

                      Statement of cash flows                         7 - 8

                  SUMMARY OF ACCOUNTING POLICIES                     9 - 10

                  NOTES TO FINANCIAL STATEMENT                      11 - 19

INDEPENDENT AUDITORS' REPORT


To the Board of Directors of
Chex Services, Inc.
Minneapolis, Minnesota


We have audited the accompanying balance sheet of Chex Services, Inc. as of December 31, 1999 and the related statements of operations, changes in stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by our management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Chex Services, Inc. at December 31, 1999, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.






BDO Seidman, LLP
January 17, 2001

                                                             CHEX SERVICES, INC.

                                                                   BALANCE SHEET

================================================================================

DECEMBER 31,                                                            1999
--------------------------------------------------------------------------------

ASSETS

CURRENT ASSETS
    Cash and cash equivalents                                        $4,807,711
    Accounts receivable                                                 424,172
    Employee receivable (Note 2)                                          7,641
    Prepaid casino contracts (Note 5)                                   197,515
    Note receivable (Note 1)                                            100,000
    Current portion of notes receivable, related parties  (Note 2)       14,500
    Other current assets                                                 78,385
--------------------------------------------------------------------------------

Total current assets                                                  5,629,924
--------------------------------------------------------------------------------

PROPERTY AND EQUIPMENT
    Furniture and equipment                                             718,171
    Less accumulated depreciation                                       246,515
--------------------------------------------------------------------------------

Total property and equipment                                            471,656
--------------------------------------------------------------------------------

NOTES RECEIVABLE, RELATED PARTIES (NOTE 2)                              705,110
--------------------------------------------------------------------------------

                                                                     $6,806,690
================================================================================

                                                             CHEX SERVICES, INC.

                                                                   BALANCE SHEET

================================================================================

DECEMBER 31,                                                                1999
--------------------------------------------------------------------------------

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
    Notes payable (Note 3)                                          $ 5,691,500
    Accounts payable (Note 5)                                           162,683
    Accrued casino contracts (Note 5)                                   219,816
    Accrued interest (Note 3)                                           144,861
    Accrued compensation                                                 63,393
    Other accrued expenses                                               11,697
    Current portion of long-term debt (Note 4)                          108,572
--------------------------------------------------------------------------------
Total current liabilities                                             6,402,522

LONG-TERM LIABILITIES
    Long-term debt, net of current portion (Note 4)                     166,541
--------------------------------------------------------------------------------

Total liabilities                                                     6,569,063
--------------------------------------------------------------------------------

COMMITMENTS AND CONTINGENCIES (NOTE 5)                                     --

STOCKHOLDERS' EQUITY
    Common stock, $.01 par value; 10,000,000 shares
      authorized, 1,786,666 issued and 1,781,666 outstanding             17,817
    Additional paid in capital                                          829,584
    Accumulated deficit                                                (589,774)
    Less subscription receivable                                        (20,000)
--------------------------------------------------------------------------------
Total stockholders' equity                                              237,627
--------------------------------------------------------------------------------
                                                                    $ 6,806,690
================================================================================

                                                     SEE ACCOMPANYING SUMMARY OF
                          ACCOUNTING POLICIES AND NOTES TO FINANCIAL STATEMENTS.

                                                             CHEX SERVICES, INC.

                                                         STATEMENT OF OPERATIONS

================================================================================


YEAR ENDED DECEMBER 31,                                     1999           %
--------------------------------------------------------------------------------

FEES                                                     $ 4,625,955      100.0
--------------------------------------------------------------------------------

LOCATION EXPENSES
   Salaries and benefits                                   1,029,331       22.3
   Returned checks                                           458,297        9.9
   Occupancy                                                 995,404       21.5
   Other                                                     667,778       14.4
--------------------------------------------------------------------------------

Total location expenses                                    3,150,810       68.1
--------------------------------------------------------------------------------

LOCATION GROSS MARGIN                                      1,475,145       31.9

CORPORATE EXPENSES                                         1,252,451       27.1
--------------------------------------------------------------------------------

INCOME FROM OPERATIONS                                       222,694        4.8
--------------------------------------------------------------------------------

OTHER EXPENSE
   Interest expense, net of interest income of $39,402       542,513       11.7
   Miscellaneous expense                                      12,718        0.3
--------------------------------------------------------------------------------

Total other expense                                          555,231       12.0
--------------------------------------------------------------------------------

LOSS BEFORE TAXES                                           (332,537)      (7.2)

INCOME TAXES                                                    --          0.0
--------------------------------------------------------------------------------

NET LOSS                                                 $  (332,537)      (7.2)
================================================================================
                                                     SEE ACCOMPANYING SUMMARY OF
                          ACCOUNTING POLICIES AND NOTES TO FINANCIAL STATEMENTS.

                                                             CHEX SERVICES, INC.

                                               STATEMENT OF STOCKHOLDERS' EQUITY

================================================================================

                                Common Stock
                          -----------------------      Paid-In     Subscription  Accumulated     Total
                           Shares         Amount       Capital      Receivable      Deficit      Equity
----------------------------------------------------------------------------------------------------------
BALANCE,
  December 31, 1998       1,786,666    $   17,867    $  847,034    $  (70,000)   $ (257,237)   $  537,664

Repurchase of
  common stock               (5,000)          (50)      (17,450)         --            --         (17,500)

Receipt of
  stock subscriptions          --            --            --          50,000          --          50,000

   Net loss                    --            --            --            --        (332,537)     (332,537)
----------------------------------------------------------------------------------------------------------
BALANCE,
  December 31, 1999       1,781,666    $   17,817    $  829,584    $  (20,000)   $ (589,774)   $  237,627
==========================================================================================================

                                                     SEE ACCOMPANYING SUMMARY OF
                          ACCOUNTING POLICIES AND NOTES TO FINANCIAL STATEMENTS.

                                                             CHEX SERVICES, INC.

                                                         STATEMENT OF CASH FLOWS

================================================================================

YEAR ENDED DECEMBER 31,                                                 1999
--------------------------------------------------------------------------------

CASH FLOWS PROVIDED IN OPERATING ACTIVITIES:
    Net loss                                                        $  (332,537)
    Adjustments to reconcile net loss to net
       cash provided by operating activities:
         Depreciation and amortization                                  134,583
         Net (increase) decrease in cash due to changes in:
               Accounts receivable                                     (378,899)
               Employee receivable                                       (7,411)
               Prepaid casino contracts                                  92,275
               Other current assets                                      60,442
               Accounts payable                                         157,453
               Accrued casino contracts                                 219,816
               Accrued interest                                          73,186
               Accrued compensation                                      29,871
               Other accrued expenses                                    11,120
--------------------------------------------------------------------------------

Total adjustments                                                       392,436
--------------------------------------------------------------------------------

Net cash provided by operating activities                                59,899
--------------------------------------------------------------------------------

CASH FLOWS FROM INVESTING ACTIVITIES
    Acquisition of property, plant and equipment                       (359,830)
--------------------------------------------------------------------------------
    Repayment on notes receivable                                       500,000
    Advances on notes receivable                                       (224,500)

Net cash used in investing activities                                   (84,330)
--------------------------------------------------------------------------------

CASH FLOWS FROM FINANCING ACTIVITIES:
    Borrowings on notes payable                                       2,866,000
    Payments on notes payable                                           (52,000)
    Borrowings on long-term debt                                        250,000
    Payments on long-term debt                                          (44,808)
    Receipt of stock subscriptions                                       50,000
    Repurchase of common stock                                          (17,500)
--------------------------------------------------------------------------------

Net cash provided by financing activities                             3,051,692
--------------------------------------------------------------------------------

                                                             CHEX SERVICES, INC.

                                                         STATEMENT OF CASH FLOWS

================================================================================

YEAR ENDED DECEMBER 31,                                                 1999
--------------------------------------------------------------------------------
Increase in cash                                                    $3,027,261

CASH, at beginning of year                                           1,780,450
--------------------------------------------------------------------------------

CASH, at end of year                                                $4,807,711
================================================================================

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

CASH PAID DURING THE YEAR FOR:
    Interest                                                        $  429,924
================================================================================
                                                     SEE ACCOMPANYING SUMMARY OF
                          ACCOUNTING POLICIES AND NOTES TO FINANCIAL STATEMENTS.

                                                             CHEX SERVICES, INC.

                                                  SUMMARY OF ACCOUNTING POLICIES

================================================================================

NATURE OF ORGANIZATION   Chex Services, Inc. ("Chex") was incorporated in
                         Minnesota in July of 1992. The Company provides financial services to customers primarily in the form of check cashing, automated teller machines ("ATM") and credit card advances and operates principally at Native
                         American owned gaming establishments. As of December
                         31, 1999, the Company operated in gaming establishments located in Arizona, Michigan, Minnesota, New Mexico,
                         North Dakota and Wisconsin.


CASH Equivalents All temporary investments purchased with a maturity of three-months or less are considered cash equivalents.


CONCENTRATIONS           Financial instruments that potentially subject the
                         Company to concentration of credit risk consist principally of cash and accounts receivable. The
                         Company maintains cash in bank deposit accounts, which, at times, may exceed federally insured limits. At
                         December 31, 1999, the Company's cash in banks exceeded the federally insured limit by $901,727. The Company believes it's cash deposits are maintained at high quality financial institutions. In addition, the Company maintains a significant amount of cash at each of the gaming establishments. The Company believes that is has controls in place to safeguard these on-hand amounts. The Company believes no significant credit risk exists with respect to cash.

                         Accounts receivables arise primarily from credit card and ATM advances provided at casino locations. Concentrations of credit risk related to credit card and ATM advances are limited to the credit card and ATM processor industry who remit to the Company the cash advanced plus Chex's allocable share of any fees earned. The Company believes these processors are financially stable and no significant credit risk exists with respect to accounts receivables arising from ATM and credit card advances.

                                                             CHEX SERVICES, INC.

                                                  SUMMARY OF ACCOUNTING POLICIES

================================================================================

PROPERTY AND             Property and equipment is stated at cost and consists
EQUIPMENT                of furniture and equipment with estimated useful lives
                         of 3-7 years. Depreciation is provided over the estimated useful lives of the assets using the straight-line method.

                         Expenditures for maintenance or repair are charged against current income as incurred. Expenditures that substantially increase the value or extend the useful lives are capitalized. Costs and related allowances for depreciation of property sold or otherwise retired are removed from the accounts, and gains or losses on disposition are included in earnings.


INCOME TAXES             Income taxes are calculated using the liability method
                         specified by Statement of Financial Accounting
                         Standards No. 109, "Accounting for Income Taxes".


RETURNED Checks The Company charges operations for potential losses on returned checks in the period such checks are returned, since ultimate collection of these items is uncertain. Recoveries on returned checks are credited in the period when the recovery is received.


USE OF ESTIMATES         The preparation of the Company's financial statements
                         in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                                                             Chex Services, Inc.

                                                    Notes to Financial Statement

================================================================================

1. NOTES RECEIVABLE      As of December 31, 1999, the Company had a $100,000
                         unsecured note receivable from an individual with interest accruing at 12%, due January 31, 2000. As discussed in Note 11, this note was extended in January
                         2000.


2. RELATED PARTY         Notes receivable from related parties consist of the
   RECEIVABLES           following:

                         DECEMBER 31,                                      1999
                         -------------------------------------------------------
                         Notes receivable, stockholders,
                         interest at 6%, annual payments of
                         interest only beginning October
                         2000 through maturity, principal
                         due July 2000 through October,
                         2004. These notes are unsecured.            $  714,610

                         Note receivable, stockholder,
                         non-interest bearing, unsecured and
                         due on demand.                                   5,000
                        --------------------------------------------------------
                                                                        719,610
                         Less current portion of notes
                         receivable                                     (14,500)
                         -------------------------------------------------------

                         Notes receivable, long-term                  $  705,110
                         =======================================================

                         As of December 31, 1999, the Company had advances to numerous employees totaling $7,641. These advances are to be collected by the Company through regular payroll withholdings.


3. NOTES PAYABLE,        As of December 31, 1999, the Company had notes payable
   OTHER                 to numerous individual investors aggregating
                         $5,691,500, of which $1,933,000 was with
                         officers/shareholders of the Company. These notes accrue interest at 12% payable quarterly and are unsecured. The notes mature at various dates throughout the year ended December 31, 2000; however at the option of the note holder, the notes are subject to repayment with ninety days notice. Accrued interest payable on these notes was $142,595 at December 31, 1999.

                                                             Chex Services, Inc.

                                                    Notes to Financial Statement

================================================================================

4. LONG-TERM             Long-term debt consists of the following:
   DEBT
                         DECEMBER 31,                                      1999
                         -------------------------------------------------------

                         Note payable, bank, interest at
                         prime plus 2.5% (11.0% at December
                         31, 1999), payable in monthly
                         installments of principle and
                         interest of $8,176, due October,
                         2002. The note is secured by
                         substantially all corporate assets
                         and guaranteed by three of the
                         Company's shareholders.                      $ 238,785

                         Note payable, bank, interest at
                         prime plus 1.25% (9.75% at December
                         31, 1999), payable in monthly
                         installments of principle and
                         interest of $1,607, due April 2001.
                         The note is secured by
                         substantially all corporate assets.             21,823

                         Note payable, bank, interest at
                         prime plus 1.25% (9.75% at December
                         31, 1999), payable in monthly
                         installments of principle and
                         interest of $1,515, due April 2001.
                         The note is secured by
                         substantially all corporate assets.             14,505
                         -------------------------------------------------------

                                                                        275,113
                         Less current portion                           108,572
                         -------------------------------------------------------

                         Long-term debt                             $   166,541
                         =======================================================

                         Following are maturities of long-term debt for each of the next three years:

                         -------------------------------------------------------
                         2000                                       $   108,572
                         2001                                            88,626
                         2002                                            77,915
                         -------------------------------------------------------
                                                                    $   275,113
                         =======================================================

                                                             Chex Services, Inc.

                                                    Notes to Financial Statement

================================================================================

5. COMMITMENTS           OPERATING LEASE
   AND                   The Company leases its corporate facilities under a
   CONTINGENCIES         month to month operating lease. Rent expense under this
                         lease was $17,959 for the year ended December 31, 1999.

                         Subsequent to year end, the Company signed a two year operating lease for the corporate facilities (see Subsequent Events Note 6).

                         CASINO CONTRACTS
                         The Company operates at a number of Native American owned gaming establishments under contracts requiring the Company to pay a rental fee to operate at the respective gaming location. Occasionally, these agreements require the Company to prepay a negotiated amount of such anticipated fees. Typically, the fees are earned by the gaming establishment over the life of the contract based on one of the following scenarios:

                            o A minimum monthly amount as defined in the
                              contract.
                            o A dollar amount, as defined by the contract, per
                              transaction volume processed by the Company.
                            o A percent of the Company's profits at the
                              respective location.
                            o The greater of the monthly amount, dollar amount
                              per transaction volume or percent of the Company's profits payable at the end of the contract term.

                         Pursuant to the contracts, the Native American owned casinos have not waived their sovereign immunity.

                         As of December 31, 1999, the Company had $197,515 of prepaid amounts on casino contracts and $219,816 of accrued liability on casino contracts.

                                                             Chex Services, Inc.

                                                    Notes to Financial Statement

================================================================================



                         Total minimum future payments under these contracts are summarized as follows:

                         DECEMBER 31,
                         -------------------------------------------------------
                         2000                                       $   226,750
                         2001                                            69,875
                         -------------------------------------------------------
                                                                    $   296,625
                         =======================================================

                         LITIGATION
                         ----------
                         On October 15, 1999, two ex-employees brought an action against the Company alleging breach of their employment contracts. This matter was settled by arbitration in June of 2000 and the Company paid both individuals a total of $110,000 in full settlement. This amount is included in accounts payable on the accompanying balance sheet.


6. INCOME TAXES          The Company accounts for income taxes using an asset
                         and liability approach which generally requires the recognition of deferred income tax assets and liabilities based on the expected future income tax consequences of events that have previously been recognized in the Company's financial statements or tax returns. In addition, a valuation allowance is recognized if it is more likely than not that some or all of the deferred income tax asset will not be realized. A valuation allowance is used to offset the related net deferred income tax assets due to uncertainties of realizing the benefits of certain net operating loss and tax credit carryforwards.

                                                             Chex Services, Inc.

                                                    Notes to Financial Statement

================================================================================



                         The Company's deferred income tax assets are as follows:

                         YEAR ENDED DECEMBER 31,                           1999
                         -------------------------------------------------------
                         Deferred income tax assets               $     195,800

                         Valuation allowance                           (195,800)
                         -------------------------------------------------------
                         Net deferred income taxes                $           -
                         =======================================================

                         Deferred taxes represent the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Temporary differences resulted primarily from the accounting methods used in recording stock options granted and net operating losses the Company can carry forward for tax purposes. As of December 31, 1999, the Company had Federal and State net operating loss carryforwards of approximately $106,000 and $90,000, respectively, expiring at various dates through 2019.


7. STOCK OPTION          Effective February 25, 1997, the shareholders and board
   PLAN                  of directors adopted a stock option plan. The plan
                         allows for incentive stock options and non-statutory stock options to be granted to key individuals at the discretion of the Board of Directors. Incentive options are exercisable no later than 10 years after the date of grant and prices may not be less than 100% of the fair market value of the common stock on the date the option is granted. The options vest over periods from one to five years. Non-statutory stock option terms are fixed at the discretion of the Board, provided, however, that the option price shall not be less than 85% of the market value of one share of common stock on the date the option is granted. Upon grant, the Board establishes the exercise price and vesting period of the options granted. As of December 31, 1999, the Company had reserved 10% of the issued and outstanding shares of common stock for issuance under the plan.

                                                             Chex Services, Inc.

                                                    Notes to Financial Statement

================================================================================

                         A summary of the changes of the Company's stock options and warrants for the year-ended December 31, 1999 is as follows:
                                                                       WEIGHTED-
                                                                         AVERAGE
                                                                       EXCERCISE
                         OPTIONS AND WARRANTS                SHARES        PRICE
                         -------------------------------------------------------

                         Outstanding at beginning of year    25,000        1.50
                         Granted                            253,000        1.50
                         Exercised                                -           -
                         Forfeited                                -           -
                         -------------------------------------------------------
                         Outstanding at end of year         278,000        1.50
                         =======================================================

                         The weighted-average fair value of options and warrants granted during the year was $.13.

                         The total outstanding grants at December 31, 1999 are summarized as follows:
                                                                      WEIGHTED
                                                                      AVERAGE
                                       NUMBER OF                     REMAINING
                           NUMBER        SHARES       EXERCISE      CONTRACTUAL
                         OF SHARES    EXERCISABLE       PRICE       LIFE - YEARS
                         -------------------------------------------------------

                          278,000       265,000          1.50           4.0
                         =======================================================

                                                             Chex Services, Inc.

                                                    Notes to Financial Statement

================================================================================

                         Included in the above analysis are the following non-qualified exercisable stock options granted to officers and directors during 1999:

                         COMMON SHARES      EXCERCISE PRICE
                         UNDER OPTION          PER SHARE         EXPIRATION DATE
                         -------------------------------------------------------
                               100,000           $1.50             January, 2004
                               100,000           $1.50               March, 2004
                         -------------
                               200,000
                         =============

                         During 1999, the Company also issued warrants to officers and directors for the purchase of 8,000 shares of common stock at $1.50 per share. These warrants expire in January of 2004.

                         The Company has adopted the disclosure only provisions of SFAS No. 123, "Accounting for Stock-Based Compensation," but applies Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" and related interpretations in accounting for its plans. If the Company had elected to recognize compensation costs for the options granted consistent with the methods prescribed in SFAS No. 123, the pro forma net loss would have been $365,037. The fair value of the stock options used to compute the pro forma loss is the estimated present value at the grant date with the minimum value method using risk-free interest rates ranging from 4.5% to 5.9%.

                                                             Chex Services, Inc.

                                                    Notes to Financial Statement

================================================================================


8. BUSINESS              The Company's operations are not concentrated in any
   CONCENTRATIONS        specific geographic region, but are tied to the Native
                         American gaming industry. The Company generated 65% of its fee income from operations at 5 casino locations, which is summarized as follows:

                                                                      PERCENT OF
                         YEAR ENDED DECEMBER 31, 2000                    FEES
                         -------------------------------------------------------
                         Location A                                       20
                         Location B                                       12
                         Location C                                       11
                         Location D                                       11
                         Location E                                       11
                         -------------------------------------------------------
                                                                          65
                         =======================================================


9. RELATED PARTY         As of December 31, 1999, the Company had a
   TRANSACTIONS          month-to-month consulting contract with a majority
                         shareholder, whereby the Company is making monthly payments of $3,000 for services rendered.


10. SUBSEQUENT EVENTS    NOTE RECEIVABLE
                         ---------------
                         On January 31, 2000, the Company extended the Note receivable described in Note 1 on a month to month basis. No other changes were made to the provisions of the note.

                         CONVERSION OF NOTES PAYABLE
                         ---------------------------
                         On April 1, 2000, $280,000 of notes payable (as described in Note 3) were converted to 186,667 shares of common stock.

                         SALARY CONTINUATION PLAN
                         ------------------------
                         During March 2000, the Company approved a salary continuation plan for two of its employees. Pursuant to the plan, these two individuals are guaranteed two years of salary, aggregating $188,640, in the event that the Company is sold and their jobs are terminated.

                                                             Chex Services, Inc.

                                                    Notes to Financial Statement

================================================================================

                         CORPORATE FACILITY LEASE
                         ------------------------
                         In January of 2000, the Company signed a noncancelable operating lease for their corporate facilities to commence March 1, 2000 and end February 28, 2002. Future minimum payments under this lease are summarized as follows:

                         -------------------------------------------------------
                         2000                                         $  15,575
                         2001                                            19,031
                         2002                                             3,183
                         -------------------------------------------------------
                                                                      $  37,789
                         =======================================================

                         LINE OF CREDIT
                         --------------
                         On January 25, 2000, the Company entered into a $250,000 revolving line of credit with a bank, due July 28, 2001. Interest is payable monthly at the prime rate plus 0.75% (9.25% on January 25, 2000). Borrowings are secured by substantially all of the Company's assets and guaranteed by two of the Company's majority shareholders.

                         NOTE PAYABLE
                         ------------
                         On February 9, 2000, the Company entered into a note payable agreement with a bank for $500,000. The note bears interest at the prime rate plus 1.0% (9.75% on February 9, 2000), interest payable monthly, due July 28, 2000. The note is secured by substantially all corporate assets, guaranteed by two of the Company's shareholders, as well as a pledge of personal assets by the two shareholders. On July 28, 2000, this note was extended to November 1, 2000 with a new principal amount of $450,000 and no other modifications to the terms of the note.

                               CHEX SERVICES, INC.
                              FINANCIAL STATEMENTS
                           For the Nine Months Ended
                    September 30, 2001 and 2000 (Unaudited)

                               CHEX SERVICES, INC.
                         INDEX TO FINANCIAL STATEMENTS
       For the Nine Months Ended September 30, 2001 and 2000 (Unaudited)






Independent Accountants' Review Report                                      1

Balance Sheets (Unaudited)                                                  2

Statement of Operations (Unaudited)                                         3

Statement of Stockholders' Equity (Unaudited)                               4

Statement of Cash Flows (Unaudited)                                         5

Condensed Notes to the (Unaudited) Financial Statements                  6-10

                     INDEPENDENT ACCOUNTANTS' REVIEW REPORT
                     --------------------------------------



Board of Directors and Stockholders
Chex Services, Inc.
Minnetonka, Minnesota



We have reviewed the accompanying balance sheets of Chex Services, Inc. as of September 30, 2001 and 2000 and the related statements of operations, stockholders' equity and cash flows for the nine-month periods then ended. These financial statements are the responsibilities of the Corporation's management

We conducted our review in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial data consists principally of applying analytical procedures to financial data and of making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit in accordance with auditing standards generally accepted in the United States of America, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements in order for them to be in conformity with generally accepted accounting principles.





SILVERMAN OLSON THORVILSON & KAUFMANN LTD
CERTIFIED PUBLIC ACCOUNTANTS
Minneapolis, Minnesota

February 4, 2002

                               CHEX SERVICES, INC.

                                 BALANCE SHEETS

                     September 30, 2001 and 2000 (Unaudited)

                                                                           2001           2000
                                                                      ------------    ------------
               ASSETS
Current assets:
    Cash and cash equivalents                                         $  9,709,065    $  6,143,913
    Accounts receivable (net of allowance for doubtful accounts
      of $53,751 and $14,096, respectively)                              3,091,842       1,180,289
    Employee receivables                                                    45,427          25,002
    Prepaid amounts on casino contracts (Note 6)                           484,859         340,605
    Note receivable, other                                                 100,000         100,000
    Current portion of notes receivable, related parties  (Note 3)         280,113          50,650
    Other current assets                                                   176,307          69,212
                                                                      ------------    ------------

               Total current assets                                     13,887,613       7,909,671

Notes receivable, related parties (Note 3)                               1,275,610         793,710
Property and equipment, net                                                915,699         721,879
Other long term assets                                                      20,248            --
                                                                      ------------    ------------
               Total assets                                           $ 16,099,170    $  9,425,260
                                                                      ============    ============

         LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
    Note payable, bank                                                $  1,044,037    $    250,000
    Notes payable, other (Note 4 and 8)                                 11,033,309       6,650,500
    Accounts payable                                                       325,009         146,538
    Accrued liability on casino contracts (Note 6)                         205,538         248,386
    Accrued interest                                                       264,910         161,196
    Accrued payroll and benefits                                           191,703          81,688
    Other accrued expenses                                                  88,577          13,755
    Loans payable (Note 5)                                               1,650,000         368,469
    Current portion of long-term debt                                      254,178         584,854
                                                                      ------------    ------------

               Total current liabilities                                15,057,261       8,505,386

Long-term debt, net of current portion                                     282,962         104,178
                                                                      ------------    ------------

               Total liabilities                                        15,340,223       8,609,564
                                                                      ------------    ------------

Commitments and contingencies (Note 6)                                        --              --

Stockholders' equity:
    Common stock, $.01 par value; 10,000,000 shares authorized,
      a2,400,000 and 1,978,333 issued and outstanding, respectively         24,000          19,784
    Additional paid in capital                                           1,750,902       1,122,617
    Accumulated deficit                                                   (430,955)       (311,705)
    Common stock subscription receivable                                  (585,000)        (15,000)
                                                                      ------------    ------------

               Total stockholders' equity                                  758,947         815,696
                                                                      ------------    ------------

               Total liabilities and stockholders' equity             $ 16,099,170    $  9,425,260
                                                                      ============    ============

                 See accompanying notes to financial statement.

                               CHEX SERVICES, INC.

                             STATEMENT OF OPERATIONS

        For the Nine Months Ended September 30, 2001 and 2000 (Unaudited)

                                                       2001            2000
                                                   ------------    ------------

Fee Revenue                                        $ 10,927,482    $  6,447,494
                                                   ------------    ------------

Location expenses:
    Salaries and benefits                             2,168,622       1,362,133
    Returned checks                                   1,325,160         787,058
    Fees to casinos                                   2,331,944       1,160,204
    Other                                             2,021,079       1,059,738
                                                   ------------    ------------
Total location expenses                               7,846,805       4,369,133
                                                   ------------    ------------

         Location gross margin                        3,080,677       2,078,361

Corporate operating expenses                          2,335,088       1,195,483
                                                   ------------    ------------

         Income from operations                         745,589         882,878
                                                   ------------    ------------

Other income (expense):
    Interest expense                                   (973,279)       (621,196)
    Interest income                                      76,204           8,619
    Miscellaneous income (expense)                      182,829           7,768
                                                   ------------    ------------

         Other income (expense)                        (714,246)       (604,809)
                                                   ------------    ------------

Income before taxes                                      31,343         278,069

Provision for income taxes                                 --              --
                                                   ------------    ------------

         Net income                                $     31,343    $    278,069
                                                   ============    ============

                 See accompanying notes to financial statements.

                               CHEX SERVICES, INC.

                        STATEMENT OF STOCKHOLDERS' EQUITY

        For the Nine Months Ended September 30, 2001 and 2000 (Unaudited)

                                                                    COMMON
                                COMMON STOCK         ADDITIONAL     STOCK                       TOTAL
                           -----------------------    PAID-IN    SUBSCRIPTION   ACCUMULATED  STOCKHOLDERS'
                             SHARES       AMOUNT      CAPITAL     RECEIVABLE     DEFICIT        EQUITY
                           ----------   ----------   ----------   ----------    ----------    ----------
Balance at
  January 1, 2000           1,781,666   $   17,817   $  829,584   $  (20,000)   $ (589,774)   $  237,627

Issuance of common stock
  upon note holder
  conversion                  196,667        1,967      293,033         --            --         295,000

Receipt of stock
  subscriptions                  --           --           --          5,000          --           5,000

   Net income                    --           --           --           --         278,069       278,069
                           ----------   ----------   ----------   ----------    ----------    ----------
Balances at
  September 30, 2000        1,978,333   $   19,784   $1,122,617   $  (15,000)   $ (311,705)   $  815,696
                           ==========   ==========   ==========   ==========    ==========    ==========


Balance at
  January 1, 2001           1,978,333   $   19,784   $1,122,617   $  (15,000)   $ (462,298)   $  665,103

Issuance of common stock
  upon exercise of stock
  options and warrants        421,667        4,216      628,285     (570,000)         --          62,501

   Net income                    --           --           --           --          31,343        31,343
                           ----------   ----------   ----------   ----------    ----------    ----------
Balances at
  September 30, 2001        2,400,000   $   24,000   $1,750,902   $ (585,000)   $ (430,955)   $  758,947
                           ==========   ==========   ==========   ==========    ==========    ==========

                 See accompanying notes to financial statements.

                               CHEX SERVICES, INC.

                             STATEMENT OF CASH FLOWS

        For the Nine Months Ended September 30, 2001 and 2000 (Unaudited)

                                                                 2001            2000
                                                              -----------    -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net income                                                $    31,343    $   278,069
    Adjustments to reconcile net income to net
      cash used in operating activities:
         Depreciation                                             225,064        120,039
         (Increase) decrease in assets:
               Accounts receivable                             (1,211,971)      (756,117)
               Employee receivable                                (12,683)       (17,361)
               Prepaid amounts on Casino contracts               (145,336)      (143,090)
               Other current assets                              (176,307)         9,173
               Other assets                                        27,807           --
         Increase (decrease) in liabilities:
               Accounts payable                                    47,381        (16,145)
               Accrued liability on Casino contract                (5,398)        28,570
               Accrued income taxes                               (25,347)          --
               Accrued interest                                    69,207         16,335
               Accrued payroll and benefits                        49,477         18,295
               Other accrued expenses                              80,676          2,058
                                                              -----------    -----------
                  Net cash used in operating activities        (1,046,087)      (460,174)
                                                              -----------    -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
    Purchase of property and equipment                           (393,147)      (370,262)
    Repayment of notes receivable                                  68,490           --
    Advances on notes receivable                                 (598,003)      (124,750)
                                                              -----------    -----------
                  Net cash used in investing activities          (922,660)      (495,012)
                                                              -----------    -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
    Increase in note payable, bank                                794,038        250,000
    Borrowings on loans payable                                 1,006,015        368,469
    Increase (decrease) on notes payable, other                 3,284,211      1,254,000
    Borrowings on long-term debt                                  455,962        500,000
    Payment of long-term debt                                    (536,003)       (86,081)
    Receipt of common stock subscription                             --            5,000
    Issuance of common stock                                       62,501           --
                                                              -----------    -----------
                  Net cash provided by financing activities     5,066,724      2,291,388
                                                              -----------    -----------

Increase in cash and cash equivalents                           3,097,977      1,336,202

Cash and cash equivalents - beginning of period                 6,611,088      4,807,711
                                                              -----------    -----------

Cash and cash equivalents - ending of period                  $ 9,709,065    $ 6,143,913
                                                              ===========    ===========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
    Cash paid for interest during the period                  $   904,072    $   604,861
                                                              ===========    ===========
    Cash paid for income taxes during the period              $      --      $    22,390
                                                              ===========    ===========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
    During 2001, the Company issued 380,000 shares of common stock in exchange for subscriptions aggregating $570,000.

    During 2000, $295,000 of notes payable, other were converted into 196,667 shares of common stock.

                 See accompanying notes to financial statements.

                               CHEX SERVICES, INC.

                   CONDENSED NOTES TO THE FINANCIAL STATEMENTS

        For the Nine Months Ended September 30, 2001 and 2000 (Unaudited)


Note 1:   BASIS OF PRESENTATION

          The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the nine-month period ended September 30, 2001 and 2000, are not necessarily indicative of the results that may be expected for the year ended December 31, 2001 and 2000. For further information, refer to the Company's December 31, 2000 financial statements and footnotes thereto included as an exhibit in this Form 8-K/A.

Note 2:   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

          Nature of Organization:

            Chex Services, Inc. ("Chex" or the "Company") was incorporated in Minnesota in July 1992. The Company provides financial services primarily check cashing, automated teller machines (ATM) and credit card advances to customers primarily at Native American owned gaming establishments. As of September 30, 2001 and 2000, the Company operates at twenty-one and fifteen gaming establishments, respectively, located in California, Michigan, Minnesota, Nebraska, New Mexico, New York, North Dakota and Wisconsin.

          Use of Estimates:

            The preparation of the Company's financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities, and the reported amounts of revenues and expenses during the reporting period.

          Changes in Accounting Standards

            In June 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 141, "Business Combinations", and SFAS No. 142 "Goodwill and Other Intangible Assets." SFAS No. 141 requires that the purchase method of accounting be used for all business combinations initiated after June 30, 2001. SFAS No. 142 will require that goodwill and intangible assets with indefinite useful lives no longer be amortized, but instead tested for impairment at least annually. The Company will adopt SFAS No. 142 on January 1, 2002. The Company is currently evaluating the impact, if any, of this pronouncement on its financial statements.

                               CHEX SERVICES, INC.

                   CONDENSED NOTES TO THE FINANCIAL STATEMENTS

        For the Nine Months Ended September 30, 2001 and 2000 (Unaudited)


Note 3:   NOTES RECEIVABLE, RELATED PARTIES

          Notes receivable, related parties consisted of the following at September 30:

                                                         2001           2000
                                                      -----------   -----------
          Notes receivable due from a deceased
          shareholder's estate, with interest
          accruing at 6%. Annual payments of
          interest only beginning October 2000
          through maturity, October 2004, with a
          balloon payment at maturity. The note is
          unsecured.                                  $ 1,039,674   $   583,664

          Note receivable from an
          officer/shareholder, with interest
          accruing at 6%. Annual payments of
          interest only beginning October 2000
          through maturity, October 2004, with a
          balloon payment at maturity. The note is
          unsecured.                                      235,936       196,446

          Note receivable due from a Company
          shareholder, with interest accruing at
          12%. The note is unsecured and matured
          in January 2002 and has been extended on
          a month to month basis                          200,000          -

          Note receivable due from a Company
          shareholder. The note is non-interest
          bearing, unsecured and due on demand.            47,853        45,000

          Notes receivable from various Company
          employees. The notes are non-interest
          bearing, unsecured and due on demand.            32,260        19,250

                    Notes receivable                    1,555,723       844,360
                    Less current portion                 (280,113)      (50,650)
                                                      -----------   -----------

                       Notes receivable, long-term    $ 1,275,610   $   793,710
                                                      ===========   ===========

Note 4:   NOTES PAYABLE, OTHER

          As of September 30, 2001 and 2000, the Company had notes payable to numerous individual investors aggregating $11,033,309 and $6,650,500, respectively. These notes payable accrue interest at 12%, payable quarterly and are unsecured. The notes mature at various dates throughout the year ended December 31, 2002; however at option of the note holder, the notes are subject to repayment with ninety days notice.

Note 5:   LOANS PAYABLE, OTHER

          During 2000, the Company entered into a sale-lease back transaction which was subsequently cancelled and refinanced in January 2001. The transaction in substance represented an initial loan aggregating $410,470 and therefore is being reflected as a note payable on the accompanying balance sheet and statement of operations. The loan accrued interest at 9.5%, payable monthly and was secured by equipment. At September 30, 2001 and 2000, the outstanding balance was $0 and $368,469, respectively.

                               CHEX SERVICES, INC.

                   CONDENSED NOTES TO THE FINANCIAL STATEMENTS

        For the Nine Months Ended September 30, 2001 and 2000 (Unaudited)


Note 5:   LOANS PAYABLE, OTHER (CONTINUED)

          During 2001, the Company entered into various loan agreements with Money Centers of America, Inc. (MCA) aggregating $1,200,000. The loans accrue interest at 9%, are unsecured and due on demand. In addition, the Company entered into a verbal loan agreement with MCA aggregating $450,000. The verbal agreement is non-interest bearing, unsecured and due on demand. As of September 30, 2001, loans payable to MCA aggregated $1,650,000.

Note 6:   COMMITMENTS AND CONTINGENCIES

          Employment Contracts:

            In February 2001, the Company entered into a three year employment agreement with one of its employees expiring January 2004. Pursuant to the agreement, if terminated for other than an egregious act, the employee will continue to receive his annual compensation, of $100,000 and guaranteed minimum bonus of $200,000, in monthly installments for the duration of the original contract term.

            In May 2001, the company entered into a three year employment agreement with one of its employees expiring April 2004. Pursuant to the agreement, if terminated for other than an egregious act, the employee will continue to receive their annual compensation of $115,000 in monthly installments.

          Casino Contracts:

            The Company operates at a number of Native American owned gaming establishments under contracts requiring the Company to pay a rental fee to operate at the respective gaming location. Occasionally, these agreements require the Company to prepay a negotiated amount of such anticipated fees. Typically, the fees are earned by the gaming establishment over the life of the contract based on one of the following scenarios:

               o  A minimum monthly amount as defined in the contract.
               o A dollar amount, as defined by the contract, per transaction volume processed by the Company.
               o  A percent of the Company's profits at the respective location.
               o The greater of the monthly amount, dollar amount per transaction volume or percent of the Company's profits payable at the end of the contract term.

            Pursuant to the contracts, the Native American owned casinos have not waived their sovereign immunity.

            During 2001 and 2000, the Company and a gaming establishment made verbal amendments to their existing written contract. The Company and the gaming establishment are currently negotiating the actual fees payable to the establishment after consideration of the various verbal amendments. As of September 30, 2001, the Company has recorded approximately $30,000 payable to the establishment, as this represents management's estimate of the liability that will ultimately be agreed upon. If the Company is unable to renegotiate the fees based on the verbal amendments, the liability, as provided for in the original written agreement, would be approximately $70,000 at September 30, 2001.

                               CHEX SERVICES, INC.

                   CONDENSED NOTES TO THE FINANCIAL STATEMENTS

        For the Nine Months Ended September 30, 2001 and 2000 (Unaudited)


NOTE 6:   COMMITMENTS AND CONTINGENCIES (CONTINUED)

            As of September 30, 2001 and 2000, the Company had $484,859 and $340,605 of prepaid amounts on casino contracts and had $205,538 and $248,386 of accrued liability on casino contracts, included on the accompanying balance sheet.

            Total fee expense relating to the casino locations was $2,331,944 and $1,160,204 for the years ended September 30, 2001 and 2000, respectively.

NOTE 7:   EMPLOYEE BENEFIT PLAN

          Employee Stock Option Plan:

            A summary of the activity within the Company's employee incentive stock option plan and status of the related stock options as of September 30, 2001 is as follows:

                                                                   Weighted-
                                                                    Average
                                                    Shares       Exercise Price
                                               ------------        ----------
            Outstanding at December 31, 2000        298,000        $     1.50
            Granted                                 123,667        $     1.50
            Exercised                              (421,667)       $     1.50
            Forfeited                               -              $     1.50
                                               ------------        ----------
            Outstanding at September 30, 2001       -              $      -
                                               ============        ==========

NOTE 8:   RELATED PARTY TRANSACTIONS

          Officer and Director Options:

            During the nine months ended September 30, 2001, the company granted and the officers/directors exercised options to purchase 100,000 shares of the Company's common stock at an option price of $1.50.

          Consulting Agreement:

            As of September 30, 2001 and 2000, the Company had a month-to-month consulting contract with a majority shareholder of the Company; whereby the Company pays the individual $3,000 per month for his services.

          Notes Payable, Other:

            Notes payable to related parties consist of notes issued to officers/shareholders of Chex and aggregated $3,013,000 and $4,428,000, at September 30, 2001 and 2000, respectively.

          Stock Subscriptions:

            During 2001, various officers/directors and employees of the Company exercised options to purchase 380,000 shares of the Company's common stock in exchange for the issuance of notes payable aggregating $570,000. The notes bear interest at 8% and mature eighteen months from the closing of the merger, December 21, 2001 with Equitex, Inc. ("Equitex) and are secured by the underlying shares of the Company's common stock.

                               CHEX SERVICES, INC.

                   CONDENSED NOTES TO THE FINANCIAL STATEMENTS

        For the Nine Months Ended September 30, 2001 and 2000 (Unaudited)


NOTE 9:   ACQUISITION OF THE COMPANY

          On December 21, 2001, Equitex completed the acquisition of 100% of the capital stock of Chex from its stockholders in exchange for 1,992,001 shares of Equitex $0.02 par value common stock.